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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                               PREMIER PARKS INC.


1.    FUNTIME, INC. [an Ohio corporation]
2.    FUNTIME PARKS, INC.  [an Ohio corporation]
3.    DARIEN LAKE THEME PARK AND CAMPING RESORT, INC. [a New York corporation]
4.    GREAT ESCAPE HOLDING INC. [a New York corporation]
5.    GREAT ESCAPE LLC [a New York limited liability company]
6.    GREAT ESCAPE THEME PARK LLC [a New York limited liability company]
7.    ELITCH GARDENS L.P. [a Colorado limited partnership]
8.    PREMIER PARKS OF COLORADO INC. [a Colorado corporation]
9.    PREMIER WATERWORLD CONCORD INC. [a California corporation]
10.   PREMIER WATERWORLD SACRAMENTO INC. [a California corporation]
11.   WYANDOT LAKE, INC. [an Ohio corporation]
12.   TIERCO MARYLAND, INC. [a Delaware corporation]
13.   TIERCO WATER PARK, INC. [an Oklahoma corporation]
14.   FRONTIER CITY PROPERTIES, INC. [an Oklahoma corporation]
15. FRONTIER CITY PARTNERS LIMITED PARTNERSHIP [an Oklahoma limited partnership]
16.   STUART AMUSEMENT COMPANY [a Massachusetts corporation]
17.   RIVERSIDE PARK ENTERPRISES, INC. [a Massachusetts corporation]
18.   RIVERSIDE PARK FOOD SERVICES, INC. [a Massachusetts corporation]
19.   PARK MANAGEMENT CORP. [a California corporation]
20.   INDIANA PARKS, INC. [an Indiana corporation]
21.   AURORA CAMPGROUND, INC. [an Ohio corporation]
22.   OHIO CAMPGROUNDS INC. [an Ohio corporation]
23.   KKI, LLC [a Delaware limited liability company]
24.   PREMIER INTERNATIONAL HOLDINGS, INC. [a Delaware corporation]
25.   PREMIER PARKS HOLDINGS CORPORATION [a Delaware corporation] ("Holdco")
26.   PREMIER PARKS MERGER CORPORATION* [a Delaware corporation]
27.   PPSTAR I, INC.* [a Delaware corporation]

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* wholly-owned subsidiary of Holdco